SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 1, 2016, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) completed the public offering and issuance of $1,250,000,000 of 1.750% notes due 2018 (the “2018 notes”), $1,500,000,000 of 2.600% notes due 2021 (the “2021 notes”), $750,000,000 of 3.100% notes due 2023 (the “2023 notes”), $1,900,000,000 of 3.450% notes due 2026 (the “2026 notes”) and $600,000,000 of 4.650% notes due 2046 (the “2046 notes”, and collectively with the 2018 notes, the 2021 notes, the 2023 notes and the 2026 notes, the “notes”)

The notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated May 26, 2016, among Walgreens Boots Alliance and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and UBS Securities LLC for themselves and as representatives of the several other underwriters named therein. The notes were offered and sold pursuant to Walgreens Boots Alliance’s automatic shelf registration statement on Form S-3 (No. 333-208587) and the prospectus included therein, filed with the Securities and Exchange Commission on December 17, 2015 and supplemented by the prospectus supplement dated May 26, 2016. The notes were issued under the Indenture (the “Indenture”), dated as of December 17, 2015, between Walgreens Boots Alliance and Wells Fargo Bank, National Association, as trustee.

Please refer to the prospectus supplement dated May 26, 2016 for additional information regarding the terms and conditions of the notes and the offering. The foregoing summary of the notes and description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Underwriting Agreement filed as Exhibit 1.1 hereto; (ii) the Indenture filed as Exhibit 4.1 hereto; and (iii) the forms of the notes filed as Exhibits 4.2 through 4.6, inclusive, hereto, each of which are incorporated herein by reference.

Many of the underwriters in respect of the Underwriting Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Walgreens Boots Alliance and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

* * * * *

The representations, warranties and covenants of each party set forth in the agreements described in this Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that Walgreens Boots Alliance files with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of May 26, 2016, among Walgreens Boots Alliance, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and UBS Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto

4.1	Indenture, dated as of December 17, 2015, between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-208587) filed with the SEC on December 17, 2015)

4.2*	Form of 1.750% Notes due 2018

4.3*	Form of 2.600% Notes due 2021

4.4*	Form of 3.100% Notes due 2023

4.5*	Form of 3.450% Notes due 2026

4.6*	Form of 4.650% Notes due 2046

5.1*	Opinion of Simpson Thacher & Bartlett

23.1*	Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1 of this Current Report on Form 8-K)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: June 1, 2016	By:	/s/ Collin G. Smyser

	Title:	Vice President, Corporate Secretary